FREEDOM HOLDING CORP. NAMES VALERIY KIM
CHIEF FINANCIAL OFFICER

ALMATY, KAZAKHSTAN AND NEW YORK, NY (June 29, 2026) – Freedom Holding Corp. (Nasdaq: FRHC) today announced that Valeriy Kim, most recently Vice President of Finance of Freedom Holding Corp. and Chief Executive Officer at Freedom Holding Operations LLP, a Freedom Holding Corp. subsidiary, has been appointed as Chief Financial Officer of Freedom Holding Corp.

Mr. Kim succeeds Evgeny Ler, who has served as the company's CFO since 2015. Mr. Ler is expected to serve as a special advisor to Freedom Holding Corp. Chief Executive Officer Timur Turlov, focusing on financing and M&A activities.

"As Freedom continues to explore innovative financing opportunities and pursue strategic acquisitions, Evgeny's experience will be a significant asset to the company and to me personally," said Timur Turlov, Freedom's Chief Executive Officer. "Valeriy is the natural choice to step into this role. Having built and scaled our financial reporting, tax and planning functions from the ground up, he is uniquely positioned to lead our finance function as we continue our expansion in Kazakhstan, throughout Europe and other regions. This transition reflects both continuity and confidence in our team."

Mr. Kim, 37, served as Chief Financial Officer of Freedom Finance Global PLC, also a company subsidiary, from 2020-24.

Both Messrs. Ler and Kim began their careers at Deloitte before joining Freedom Holding Corp.

Cautionary Note Regarding Forward-Looking Statements

This release, and any related statements, contains "forward-looking" statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934. All forward-looking statements are subject to uncertainty and changes in circumstances. In some cases, forward-looking statements can be identified by terminology such as "expect," "new," "plan," "strategy," "mission," "seek," "pursue," "continue," and "will," or the negative of such terms or other comparable terminology and include statements relating to our financing opportunities, acquisitions, potential service and experience of our officers, our expansion plans, and other non-historical statements. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions, and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include economic, business, and regulatory risks and other factors including those identified under "Risk Factors" and elsewhere in the company's periodic and current reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are made only as of the date of this release, and the company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.